Exhibit 10.9

EMPLOYMENT AGREEMENT

THIS AGREEMENT (“Agreement”) effective as of the 24th day of September, 2012

BETWEEN:

Consolidated Goldfields Corporation., a Montana corporation

(the “Company”)

-and-

Kimberly F. Neal

(the “Executive”)

RECITALS

WHEREAS, the Company recognizes that the current business environment makes it difficult to attract and retain highly qualified executives unless a certain degree of security can be offered to such individuals against organizational and personnel changes which frequently follow changes in control of a corporation; and

WHEREAS, the Company desires to assure fair treatment of its executives in the event of a Change in Control (as defined below) and to allow them to make critical career decisions without undue time pressure and financial uncertainty, thereby increasing their willingness to remain with the Company notwithstanding the outcome of a possible Change in Control transaction; and

WHEREAS, the Company recognizes that its executives will be involved in evaluating or negotiating any offers, proposals or other transactions which could result in Changes in Control of the Company and believes that it is in the best interest of the Company and its stockholders for such executives to be in a position, free from personal financial and employment considerations, to be able to assess objectively and pursue aggressively the interests of the Company’s stockholders in making these evaluations and carrying on such negotiations; and

WHEREAS, the Board of Directors (the “Board”) of the Company believes it is essential to provide the Executive with compensation arrangements upon a Change in Control which provide the Executive with individual financial security and which are competitive with those of other corporations, and in order to accomplish these objectives, the Board has cause the Company to enter into this Agreement.

WHEREAS, the Executive is an Officer of the Company and is employed in the Business operated by the Company;

WHEREAS, the Board of Directors (the “Board”), has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change in Control (as defined herein). The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened or pending Change in Control, and to provide the Executive with compensation and benefits arrangements upon a Change in Control that ensure that the compensation and benefits expectations of the Executive will be satisfied and that are competitive with those of other corporations. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

NOW THEREFORE in consideration of the promises and mutual covenants herein contained, the parties hereto agree as follows:

1.           Defined Terms

(a)          “Cause” shall mean:

(i)          the continued failure by the Executive to perform his material responsibilities and duties toward the Company (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness), (ii) the engaging by the Executive in willful or reckless conduct that is demonstrably injurious to the Company monetarily or otherwise, (iii) the conviction of the Executive of, or a plea of no lo contendre to, a felony or a crime of moral turpitude, or (iv) the commission or omission of any act by the Executive that is materially inimical to the best interests of the company and that constitutes on the part of the Executive common law fraud or malfeasance, misfeasance, or nonfeasance of duty; provided, however, that “cause shall not include the Executive’s lack of professional qualifications. For purposes of this Agreement, an act, or failure to act, on the Executive’s part shall be considered “willful” or “reckless” only if done, or omitted, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. The Executive’s employment shall not be deemed to have been terminated for “cause” unless the Company shall have (A) given or delivered to the Executive reasonable notice setting forth the reasons for the Company’s intention to terminate the Executive’s employment for “cause,” and (B) provided the Executive a reasonable opportunity to cure the act or omission that is the basis for the proposed termination for cause, to the extent curable.

(b)          “Change in Control” shall mean:

(i)          The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50 % or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 1(d), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliated Company or (iv) any acquisition by any corporation pursuant to a transaction that complies with Sections 1(b)(iii)(A), 1(b)(iii)(B) and 1(b)(iii)(C);

(ii)         Any time at which individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)        Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination;

(iv)        A sale or disposition of all or substantially all of the assets of the Company to an unrelated party; or

(v)         Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(c)          “Code” shall mean the Internal Revenue Code as most recently amended as of the date of this agreement.

(d)          “Disability,” for purposes of this Agreement, shall mean total disability as defined in any long-term disability plan sponsored by the Company in which the Executive participates, or, if there is no such plan or it does not define such a term, then it shall mean the physical or mental incapacity of the Executive that prevents him from substantially performing the duties of the office or position to which he was elected or appointed by the Board for a period of at least 180 days and the incapacity is expected to cause death or last at least one (1) year.

(e)          The “Change in Control Date” shall be any date during the term of this Agreement on which a Change in Control occurs. Anything in this Agreement to the contrary notwithstanding, if the Executive’s employment or status as an elected officer with the Company is terminated within six (6) months before the date on which a Change in Control occurs, and it is reasonably demonstrated that such termination (i) was at the request of a third party who has taken steps reasonably calculated or intended to effect a Change in Control or (ii) otherwise arose in connection with or anticipation of a Change in Control, then for all purposes of this Agreement the “Change in Control Date” shall mean the date immediately before the date of such termination.

(f)          “Parent” shall mean any entity that directly or indirectly through one or more other entities owns or controls more than 50 percent of the voting stock or common stock of the Company.

(g)         “Subsidiary” shall mean a company 50 percent or more of the voting stock, common stock or other economic interests of which are owned, directly or indirectly, by the Company.

(h)         “Board” shall mean the Board of Directors of the Company;

(i)          “Business” shall mean the business presently or hereafter carried on by the Company in the area of mineral resource exploration and development;

(j)          “Stock Option Plan” shall mean an incentive stock option plan of the Company which may be adopted in the future for directors, officers, employees and other service providers of the Company.

2.           Employment

(a)          The Company shall employ the Executive for a fixed three (3) year term and the Executive shall serve the Company and its subsidiaries for said term as Vice President of Finance or in such other capacity or capacities as may be agreed upon between the Board and Executive from time to time.

(b)          The Executive represents that he has the required skills and experience to perform the duties required of her as Vice President of Finance and agrees to be bound by the terms and conditions of this Agreement.

(c)          The Executive will be employed for the Company and will devote himself to the Business and will not be employed or engaged in any capacity in any other business which is in competition with the Business of the Company, without prior disclosure to the Board of the Company.

(d)          The Executive acknowledges that in carrying out his duties and responsibilities:

(i)          the Executive shall comply with all lawful and reasonable instructions as may be given by the Board;

(ii)         the Executive will perform his duties with the highest level of integrity and in a manner which shall engender the Company’s complete confidence in the Executive’s relationship with other employees of the Company and with all persons dealt with by the Executive in the course of employment; and

(iii)        the Executive will perform his duties in a diligent, loyal, productive and efficient manner and use his best efforts to advance the Business and goodwill of the Company.

(e)          The Executive is employed on a full-time basis for the Company and he understands that the hours of work involved will vary and be irregular and are those hours required to meet the objectives of the employment.

(f)          The Executive’s location of employment under this Agreement shall be in Fernley/Reno, NV.

3.           Compensation and Benefits

As compensation for the services to be rendered by the Executive to the Company, the Company agrees to provide the remuneration and benefits set out in this clause 3.

(a)          Base Salary and Discretionary Bonus

Except as per the limitation set out below in 3(a)(i), the Executive shall be paid a minimum annual base salary of US $80,000.00. The annual salary shall be reviewed annually utilizing budget performance review standards. For instance, if the financial performance of the Company is “better than budget”, the increase in base salary payable to Executive shall be not less than ten percent (10%) of the annual salary. If the financial performance of the Company is “worse than budget”, the amount of the increase in base salary shall be at the discretion of the Board. Said salary shall be subject to all statutory and other deductions and shall be at least monthly, in arrears, by cheque or deposit, or such other periodic installments as may be from time to time agreed. If a Change in Control occurs, then a bonus will automatically become payable and not be less than 100% of the Executive’s annual salary.

(b)          Grant of Stock Options, Shares, and Bonuses

The Executive shall be eligible to receive stock options granted pursuant to any Stock Option Plan adopted by the Company and cash and share bonuses may be awarded on such terms and conditions as the Board in its discretion may determine. Upon a Change of Control, any and all Common Shares, options, or other forms of securities issued by the Company and beneficially owned by the Executive (whether granted before or after the date of this Agreement) that are unvested, restricted, or subject to any similar restriction that would otherwise require continued ownership by the Executive beyond the Change of Control Date in order to be vested in the hands of the Executive shall vest automatically without further action by the Board.

(c)          Health (Medical and Vision), Dental, Long Term Disability and Life Insurance

The Executive shall be entitled to receive and participate in health, dental, long-term disability and life insurance programs if such are made available by the Company to other employees generally or for any group thereof.

(d)          Retirement

The executive shall be entitled to receive and participate in retirement plans, including but not limited to pensions and 401(k) plans, if such are made available by the Company to other Executives or employees generally or any group thereof.

4.           Vacation

The Executive will be entitled to four (4) weeks of vacation during each twelve (12) month period plus usual statutory and other public holidays, the timing of such vacation to be mutually agreed upon between the Executive and the Company. In that the spirit of this vacation provision is that the Executive should take vacation but may, because of the duties required of the Executive, prevent him from taking said vacation, the Executive shall be paid the cash equivalent of any unused vacation entitlement at the end of each year, but in no way shall unused vacation time accrue to the next 12 month period.

5.           Expenses

The Executive shall be reimbursed by the Company for business expenses incurred as a result of his work on behalf of the Company. The Company shall reimburse the Executive for such expenses upon presentation of supporting documentation satisfactory to the Company in accordance with the tax principles applicable in the United States for such reimbursement and the Company’s established reimbursement policies, as those policies may be modified from time to time in the Company’s discretion. The executive shall be reimbursed for office expenses at the Fernley/Reno, NV office location to include rental, phone, and other normal office charges at the rate of 25% of the actual expense.

6.           Terms of the Agreement and Termination

(a)          This Agreement is effective September 24, 2012 and shall terminate three (3) years hence on September 24, 2015, unless terminated pursuant to the other provisions hereof.

(i)          Extension. This Agreement shall be automatically extended for an additional twelve (12) months and on each anniversary date of this Agreement unless written notice of cancellation is provided by either party sixty (60) days prior to the anniversary date.

(b)          The Executive may terminate his employment pursuant to this Agreement by giving at least two (2) months’ advance notice in writing to the Company.

(c)          The Executive’s employment shall be terminated upon the death of the Executive whereupon all stock options granted to the Executive shall immediately vest and shall be exercisable by the Executive’s heirs, executors, administrators or personal representatives in accordance with the terms of the Stock Option Plan. Upon termination by the death of the Executive, the heirs of the Executive shall receive a payment equal to six months of the Executives salary. For the purpose of calculating such payment, all Federal and State taxes and Federal estate taxes shall be grossed-up such that the heirs receive the amount specified after all taxes have been paid.

(d)          The Executive’s employment shall be terminated upon the Disability of the Executive whereupon all stock options granted to the Executive shall immediately vest and shall be exercisable by the Executive in accordance with the terms of the Stock Option Plan.

(e)          In the Event of an Effective Change of Control, the Executive’s employment shall be deemed to have been terminated without cause and the Company shall be obligated to pay the Executive the amount of severance payments calculated in accordance with subparagraph 6(f) hereof in addition to the benefits of subparagraph 3(b) hereof.

(f)          The Executive’s employment may be terminated without cause by a majority vote of the Board. In the event that the Executive’s employment is so terminated, or is deemed to have been terminated pursuant to subparagraph 6(e) herein, without cause, and any stock options granted but not vested shall be deemed to have immediately vested and the Company shall pay to the Executive 24 months salary, in compensation for the Executive’s loss of employment, together with a payment equal to 100% of the greater of any target bonus or bonus actually earned for each year in such 24 month period and any other compensation which the Executive is entitled to receive. Substantially similar health related benefits as provided by the company will also continue for a period of 12 months. The Executive shall not have the duty to mitigate damages. For the purpose of calculating such payments, all Federal and State taxes and Federal excise taxes (parachute taxes) shall be grossed-up such that the Executive receives the amount specified after all taxes have been paid.

(g)          The Company may terminate the Executive’s employment without notice or payment in lieu thereof, for cause.

7.           Notices

(a)          Any notice required or permitted to be given to the Executive shall be sufficiently given if delivered to the Executive personally or if mailed by registered mail to the Executive’s address disclosed on the face page hereof (or such address as the Executive may later provide in writing to the President or Secretary of the Company.)

(b)          Any notice required or permitted to be given to the Company shall be sufficiently given if delivered to the President or Secretary of the Company personally or if mailed by registered mail to the office of the then legal counsel of the Company.

(c)          Any notice given by mail shall be deemed to have been given forty-eight hours after the time it is posted.

8.           Entire Agreement

This Agreement terminates, replaces and supersedes all prior agreements, oral or written, between the parties hereto. This Agreement contains the final and entire understanding and agreement between the parties hereto with respect to the subject matter hereof, and they shall not be bound by any terms, conditions, statements, covenants, representations, or warranties, oral or written, not herein contained with respect to the subject matter hereof.

9.           Headings

The headings in this Agreement are for convenience of reference only, and under no circumstances should they be construed as being a substantive part of this Agreement nor shall they limit or otherwise affect the meaning hereof.

10.         Warranty

The parties represent and warrant that there are no restrictions, agreements or limitations on their rights or ability to enter into and perform the terms of this Agreement.

11.         Severability

In the event that any provision of this Agreement is found to be void, invalid, illegal or unenforceable by a court of competent jurisdiction, such finding will not affect any other provision of this Agreement. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

12.         Modification

Any modification of this Agreement must be in writing and signed by both the Executive and the Company or it shall have no effect and shall be void.

13.         Waiver

The waiver by either party of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation.

14.         Assignment of Rights

The rights which accrue to the Company under this Agreement shall pass to its successors or assigns. The rights of the Executive under this Agreement are not assignable or transferable in any manner.

15.          Independent Legal Advice

The Executive acknowledges that he has read and understands this Agreement, and acknowledges that he has had the opportunity to obtain independent legal advice with respect to it.

16.         Time of Essence

Time shall be of the essence of this Agreement.

17.         Governing Law

The Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. Any dispute between the Company and Executive shall be brought exclusively in the State or Federal Courts located in Nevada. In the event of such dispute, the prevailing party shall be entitled to recover its reasonable attorney fees and costs.

(signature pages follow)

IN WITNESS WHEREOF the parties have duly executed this Agreement effective as of the date first written above.

Consolidated Goldfields Corp.

By:	/s/ Marc J. Andrews
Marc J. Andrews, President & CEO

/s/ Kimberly F. Neal
Kimberly F. Neal

State of Nevada	)
) ss.
County of Washoe	)

On this 31 day of January, 2013, before me, the undersigned, a Notary Public in and for the state aforesaid, personally appeared Marc J. Andrews, known or identified to me to be the President & CEO of Consolidated Goldfields Corp., and he executed the foregoing instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notarial seal the day and year in this certificate first above written.

/s/ Kimberly F. Neal
Notary Public in and for the State of Nevada
Residing at:Lyon County Fernley, NV
My Commission expires: 8-24-13

State of Nevada	)
) ss.
County of Lyon	)

On this 1st day of February, 2013, before me, the undersigned, a Notary Public for the State aforesaid, personally appeared Kimberly F. Neal, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notarial Seal the day and year in this certificate first above written.

/s/ Jeremy Hunsaker
Notary Public in and for the State of Nevada
Residing at: Lyon County
My Commission Expires: September 27, 2006

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